As filed with the Securities and Exchange Commission on December 23, 2014
Registration No. 333-194310

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-4/A
POST-EFFECTIVE AMENDMENT NO. 1
to
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________
AVISTA CORPORATION
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	4931 (Primary Standard Industrial Classification Number) 1411 East Mission Avenue Spokane, Washington 99202 (509) 489-0500	91-0462470 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
________________

MARIAN M. DURKIN Senior Vice President, General Counsel and Chief Compliance Officer Avista Corporation 1411 East Mission Avenue Spokane, Washington 99202 (509) 489-0500	J. ANTHONY TERRELL Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000
(Name and address, including zip code, and telephone number, including area code, of agents for service)
________________
Copies to

WILLIAM A. CORBUS Chairman of the Board and President Alaska Energy and Resources Company 5601 Tonsgard Court Juneau, Alaska 99801	STEVEN G. ROWLES Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, California 92130

Approximate date of commencement of the proposed sale of the securities to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement that remain unissued.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

☒	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company
(Do not check if a smaller reporting Company)
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES
Pursuant to the the registration statement on Form S-4 as filed on March 4, 2014 and as amended by Amendment No. 1 on Form S-4/A (File No. 333-194310) as filed on May 8, 2014, which was declared effective by the Securities and Exchange Commission on May 8, 2014 (the “Registration Statement”), 7,250,000 shares of common stock, no par value (“Common Stock”), of Avista Corporation (the “Registrant”) were registered in connection with the merger of Alaska Merger Sub, Inc., a wholly-owned subsidiary of the Registrant, with and into Alaska Energy and Resources Company (the “Merger”). Upon the consummation of the Merger on July 1, 2014, the Registrant issued 4,500,014 shares of Common Stock to the shareholders of Alaska Energy and Resources Company. On October 3, 2014, the Registrant issued an additional 1,427 shares of Common Stock to the shareholders of Alaska Energy Resources Company, in connection with a working capital adjustment. In accordance with the undertaking of the Registrant set forth in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the 2,748,559 shares of Common Stock previously registered that remain unissued.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the 23rd day of December, 2014.

AVISTA CORPORATION

By:	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*	Principal Executive Officer	December 23, 2014
Scott L. Morris
Chairman of the Board, President and Chief
Executive Officer

/s/ Mark T. Thies	Principal Financial Officer
Mark T. Thies
Senior Vice President,
Chief Financial Officer and Treasurer

*	Principal Accounting Officer
Christy M. Burmeister-Smith
Vice President, Controller and Principal
Accounting Officer	Director

*
Erik J. Anderson

*
Kristianne Blake

*
Donald C. Burke

*
John F. Kelly

*
Rebecca A. Klein

*
Marc F. Racicot

*
Heidi B. Stanley

*
R. John Taylor

* By:	/s/ Marian M. Durkin
Marian M. Durkin
Attorney-in-fact